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                                                                    EXHIBIT 99.1

Press Release

Avenue A, Inc. Receives Notice of Lawsuits

     SEATTLE -- (BUSINESS WIRE) -- June 29, 2001 -- Avenue A, Inc. (Nasdaq:
AVEA-news), a digital marketing and technology company (www.avenueainc.com), reported today that several lawsuits have been filed in the United States District Court for the Southern District of New York against Morgan Stanley Dean Witter, Salomon Smith Barney, Avenue A, Inc., Brian McAndrews, Avenue A, Inc.'s President and Chief Executive Officer, Nicholas Hanauer, the Chairman of the Board of Directors of Avenue A, Inc., and Robert Littauer, Avenue A Inc.'s former Chief Financial Officer.

     Salomon Smith Barney is not a defendant in one of the lawsuits. The plaintiffs seek class certification and allege violations of United States federal securities laws in connection with disclosures contained in Avenue A, Inc.'s prospectus dated February 24, 2000, for its initial public offering of common stock. Each proposed class period begins on February 28, 2000. The longest proposed class period ends on December 6, 2000. The Company believes that the claims against it are unfounded and without merit. The Company intends to vigorously defend against the litigation.

About Avenue A, Inc.

     Avenue A, Inc., the digital marketing services and technology company, was founded in 1997 to help marketers acquire, retain and grow customers across all digital media. Through its two operating units -- Avenue A, provider of digital marketing services, and the new Atlas DMT unit, provider of digital marketing management solutions -- Avenue A, Inc. is able to touch and bring value to every interaction in the digital marketplace. The corporation is based in Seattle and operates offices in New York and Chicago. Avenue A, Inc. also offers digital marketing services through Avenue A/NYC LLC, a wholly owned subsidiary based in New York. Avenue A, Inc. and Avenue A/NYC LLC adhere to the NAI privacy principles that have been applauded by the FTC. These principles are designed to ensure Internet user privacy. Please visit www.avenueainc.com to learn more.

     Statements in this press release regarding Avenue A's belief that the claims against it are unfounded and without merit and that Avenue A intends to vigorously defend against the litigation are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the opinions and estimates of the management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause actual results to differ materially from those anticipated in the forward-looking statements include, among others, that the course and outcome of litigation are often unpredictable and uncertain. The class action lawsuit filed against Avenue A, whether or not meritorious, may cause Avenue A to

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incur significant expense and divert attention of management and key personnel from business operations and could seriously harm Avenue A, Inc.'s business. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, Avenue A, Inc. undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

     Avenue A, Inc. has applied for registration of the "Avenue A" and Precision E-mail service marks in the United States and other countries. All other trademarks, trade names or company names referenced herein are used for identification only and are the property of their respective owners.

     Contact:


     Avenue A, Inc.
     Michael Vernon 206/816-8599
     or
     G.S. Schwartz & Co., Inc.
     Debra Berliner Barda / Hunter Blankenbaker, 212/725-4500 dbb@schwartz.com / hunter@schwartz.com
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